EXHIBIT 1 - RESOLUTION AND TRADING AUTHORIZATION OF THE KISKIMINETAS SPRINGS SCHOOL


                      RESOLUTION AND TRADING AUTHORIZATION

This authorizes KISKIMINETAS SPRINGS SCHOOL (the "NONPROFIT"), to transact business with Piper Jaffray Inc. ("Piper Jaffray"). This authorization shall continue in force until Piper Jaffray is notified in writing of any changes.

1.       Establishment and Maintenance of Piper Jaffray Account:
         The following persons may authorize transactions and transfers on behalf of the NONPROFIT:

         ALAN ANDREINI                               TRUSTEE
         --------------------------                  --------------------------
         Name                                        Title

         LINDA MILLER                                BUSINESS MANAGER
         --------------------------                  --------------------------
         Name                                        Title

         --------------------------                  --------------------------
         Name                                        Title

         --------------------------                  --------------------------
         Name                                        Title


         THE AUTHORIZED PERSONS LISTED ABOVE, INCLUDING THE AUTHORIZED SIGNATORY TO THIS TRADING AUTHORIZATION, ARE AUTHORIZED TO MAINTAIN ONE OR MORE ACCOUNTS WITH PIPER JAFFRAY FOR THE PURPOSE OF TRANSACTING BUSINESS. THE AUTHORITY HEREBY CONFERRED SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL REVOKED BY WRITTEN NOTICE ADDRESSED TO YOU AND DELIVERED TO YOUR MAIN OFFICE.

2.       AUTHORITY:

         THE FULLEST AUTHORITY IS GRANTED TO THESE PERSONS TO ENGAGE IN ANY TRANSACTION THEY DEEM PROPER, INCLUDING AUTHORITY TO GIVE WRITTEN OR ORAL INSTRUCTIONS TO PIPER JAFFRAY; TO BIND THE NONPROFIT TO CARRYING OUT THE TRANSACTIONS; AND GENERALLY TO TAKE ALL ACTION NECESSARY IN CONNECTION WITH THE ACCOUNTS.

3.       CUSTOMER AGREES TO ARBITRATE:

         o   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

         o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

         o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
o
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         o   THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS
             OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

         o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         WE AGREE TO ARBITRATE ANY DISPUTES BETWEEN PIPER JAFFRAY AND US. WE SPECIFICALLY AGREE AND RECOGNIZE THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN PIPER JAFFRAY, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES AND US, CONCERNING ANY TRANSACTION, ACCOUNT OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION TO THE FULL EXTENT PROVIDED BY LAW. SUCH ARBITRATION SHALL BE IN ACCORDANCE WITH THE RULES THEN IN EFFECT, OF THE ARBITRATION COMMITTEE OF THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AS WE MAY ELECT. WE AUTHORIZE PIPER JAFFRAY, IF WE DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO PIPER JAFFRAY AT ITS MAIN OFFICE WITHIN 15 DAYS AFTER RECEIPT OF NOTIFICATION FROM PIPER JAFFRAY REQUESTING SUCH ELECTION, TO MAKE SUCH ELECTION ON OUR BEHALF.

4.       CERTIFICATION:

         The Authorized Signatory of the NONPROFIT is hereby authorized and empowered to certify this resolution. This certifies that this Trading Authorization was adopted by officials duly authorized to invest funds on behalf of the NONPROFIT in accordance with all applicable laws and regulations. I further certify that the NONPROFIT is organized and existing and that the officials who took the action called for by this authorization have the power to take such action. In witness whereof, this 5th day of June, 1998.

WE UNDERSTAND THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 3 ABOVE, AND WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS AGREEMENT.

                           s/Michael Yukevich, Jr.            6/5/98
                           -----------------------            -------
                           Authorized Signatory               Date

                           Michael Yukevich, Jr.
                           ----------------------
                           Name and Title (print) Chairman, Board of Trustees

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